Exhibit 99.1

MongoDB, Inc. Announces Fourth Quarter and Full Year Fiscal 2025 Financial Results
Fourth Quarter Fiscal 2025 Total Revenue of $548.4 million, up 20% Year-over-Year
Full Year Fiscal 2025 Total Revenue of $2.01 billion, up 19% Year-over-Year
Continued Strong Customer Growth with Over 54,500 Customers as of January 31, 2025
MongoDB Atlas Revenue up 24% Year-over-Year; 71% of Total Q4 Revenue
NEW YORK - March 5, 2025 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the fourth quarter and fiscal year ended January 31, 2025.
“MongoDB delivered a strong end to fiscal 2025 with 24% Atlas revenue growth and significant margin expansion. Atlas consumption in the quarter was better than expected and we continue to see good performance in new workload wins due to the flexibility, scalability and performance of the MongoDB platform. In fiscal year 2026 we expect to see stable consumption growth in Atlas, our main growth driver,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

“Looking ahead, we remain incredibly excited about our long-term growth opportunity. MongoDB removes the constraints of legacy databases, enabling businesses to innovate at AI speed with our flexible document model and seamless scalability. Following the Voyage AI acquisition, we combine real-time data, sophisticated embedding and retrieval models and semantic search directly in the database, simplifying the development of trustworthy AI-powered apps.”

Fourth Quarter Fiscal 2025 Financial Highlights
•Revenue: Total revenue was $548.4 million for the fourth quarter of fiscal 2025, an increase of 20% year-over-year. Subscription revenue was $531.0 million, an increase of 19% year-over-year, and services revenue was $17.4 million, an increase of 34% year-over-year.
•Gross Profit: Gross profit was $399.4 million for the fourth quarter of fiscal 2025, representing a 73% gross margin compared to 75% in the year-ago period. Non-GAAP gross profit was $411.7 million, representing a 75% non-GAAP gross margin, compared to a non-GAAP gross margin of 77% in the year-ago period.
•Loss from Operations: Loss from operations was $18.6 million for the fourth quarter of fiscal 2025, compared to a loss from operations of $71.0 million in the year-ago period. Non-GAAP income from operations was $112.5 million, compared to non-GAAP income from operations of $69.2 million in the year-ago period.
•Net Income (Loss): Net income was $15.8 million, or $0.20 per share, based on 77.6 million weighted-average shares outstanding, for the fourth quarter of fiscal 2025. This compares to a net loss of $55.5 million, or $0.77 per share, in the year-ago period. Non-GAAP net income was $108.4 million, or $1.28 per share, based on 84.6 million fully diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $71.1 million, or $0.86 per share, in the year-ago period.
•Cash Flow: As of January 31, 2025, MongoDB had $2.3 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended January 31, 2025, MongoDB generated $50.5 million of cash from operations compared to $54.6 million of cash from operations in the year-ago period. MongoDB used $26.0 million of cash in capital expenditures and used $1.6 million of cash in principal payments of finance leases, leading to free cash flow of $22.9 million, compared to free cash flow of $50.5 million in the year-ago period.

Full Year Fiscal 2025 Financial Highlights
•Revenue: Total revenue was $2.01 billion for the full year fiscal 2025, an increase of 19% year-over-year. Subscription revenue was $1.94 billion, an increase of 19% year-over-year, and services revenue was $62.6 million, an increase of 12% year-over-year.
•Gross Profit: Gross profit was $1.47 billion for the full year fiscal 2025, representing a 73% gross margin compared to 75% in the year-ago period. Non-GAAP gross profit was $1.52 billion, representing a 76% non-GAAP gross margin, compared to a non-GAAP gross margin of 77% in the year-ago period.
•Loss from Operations: Loss from operations was $216.1 million for the full year fiscal 2025, compared to a loss from operations of $233.7 million in the year-ago period. Non-GAAP income from operations was $299.3 million, compared to a non-GAAP income from operations of $270.4 million in the year-ago period.
•Net Loss: Net loss was $129.1 million, or $1.73 per share, based on 74.6 million weighted-average shares outstanding, for the full year fiscal 2025. This compares to a net loss of $176.6 million, or $2.48 per share in the year-ago period. Non-GAAP net income was $308.2 million, or $3.66 per share based on 84.1 million fully diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $274.2 million, or $3.33 per share, in the year-ago period.
•Cash Flow: During the year ended January 31, 2025, MongoDB generated $150.2 million of cash from operations compared to $121.5 million of cash from operations in the year-ago period. MongoDB used $29.6 million of cash in capital expenditures and used $6.2 million of cash in principal payments of finance leases, leading to free cash flow of $114.5 million, compared to free cash flow of $109.9 million in the year-ago period.
A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Fourth Quarter Fiscal 2025 and Recent Business Highlights
•MongoDB acquired Voyage AI, a pioneer in state-of-the-art embedding and reranking models that power next-generation AI applications. Integrating Voyage AI’s technology with MongoDB will enable organizations to easily build trustworthy, AI-powered applications by offering highly accurate and relevant information retrieval deeply integrated with operational data.
•MongoDB completed the redemption of 2026 Convertible Notes, eliminating all debt from the balance sheet. Additionally, in conjunction with the acquisition of Voyage, MongoDB is announcing a stock buyback program of $200 million, to offset the dilutive impact of the acquisition consideration.
•For the third consecutive year, MongoDB was named a Leader in the 2024 Gartner® Magic Quadrant™ for Cloud Database Management Systems. Gartner evaluated 20 vendors based on Ability to Execute and Completeness of Vision.
•Lombard Odier, a Swiss private bank, partnered with MongoDB to migrate and modernize its legacy banking technology systems on MongoDB with generative AI. The initiative enabled the bank to migrate code 50-60 times quicker and move applications from a legacy relational database to MongoDB 20 times faster than previous migrations.

First Quarter and Full Year Fiscal 2026 Guidance
Based on information available to management as of today, March 5, 2025, MongoDB is issuing the following financial guidance for the first quarter and full year fiscal 2026. Our full year guidance assumes that non-Atlas revenue will decline high-single digits in percentage terms on a year-over-year basis.

	First Quarter Fiscal 2026	Full Year Fiscal 2026
Revenue	$524.0 million to $529.0 million	$2.240 billion to $2.280 billion
Non-GAAP Income from Operations	$54.0 million to $58.0 million	$210.0 million to $230.0 million
Non-GAAP Net Income per Share	$0.63 to $0.67	$2.44 to $2.62
Reconciliations of non-GAAP income from operations and non-GAAP net income per share guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, March 5, 2025, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the first fiscal quarter and full year fiscal 2026 and underlying assumptions, our expectations regarding Atlas consumption growth and the benefits of the Voyage AI acquisition. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our customers renewing their subscriptions with us and expanding their usage of software and related services; global political changes; the effects of the ongoing military conflicts between Russia and Ukraine and Israel and Hamas on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; social, ethical and security issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the effects of social, ethical and regulatory issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions, including the acquisition of Voyage AI; the risk of any unexpected costs or expenses resulting from the acquisition of Voyage AI; the risk of any litigation relating to such acquisition; the risk that such acquisition and the announcement of it could have an adverse effect on our operating results and business generally; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024, filed with the SEC on December 10, 2024. Additional information will be made available in our Annual Report on Form 10-K for the year ended January 31, 2025, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions; and
•in the case of non-GAAP net income and non-GAAP net income per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on our financial instruments;
•additionally, non-GAAP net income and non-GAAP net income per share are adjusted for an assumed provision for income taxes based on an estimated long-term non-GAAP tax rate. The non-GAAP tax rate was calculated utilizing a three-year financial projection that excludes the direct impact of the GAAP to non-GAAP adjustments and considers other factors such as operating structure and existing tax positions in various jurisdictions. We intend to periodically reevaluate the projected long-term tax rate, as necessary, for significant events and our ongoing analysis of relevant tax law changes.

MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash from/used in operating activities, less capital expenditures, principal payments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal payments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
About MongoDB
Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries with software and data. MongoDB's unified, intelligent data platform was built to power the next generation of applications, and MongoDB is the most widely available, globally distributed database on the market. With integrated capabilities for operational data, search, real-time analytics, and AI-powered retrieval, MongoDB helps organizations everywhere move faster, innovate more efficiently, and simplify complex architectures. Millions of developers and more than 50,000 customers across almost every industry—including 70% of the Fortune 100—rely on MongoDB for their most important applications. To learn more, visit mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB
press@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	January 31, 2025	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$490,133	$802,959
Short-term investments	1,846,444	1,212,448
Accounts receivable, net of allowance for doubtful accounts of $8,888 and $8,054 as of January 31, 2025 and 2024, respectively	393,099	325,610
Deferred commissions	112,632	92,512
Prepaid expenses and other current assets	81,214	50,107
Total current assets	2,923,522	2,483,636
Property and equipment, net	46,377	53,042
Operating lease right-of-use assets	34,607	37,365
Goodwill	69,679	69,679
Intangible assets, net	24,597	3,957
Deferred tax assets	20,810	4,116
Other assets	310,701	217,847
Total assets	$3,430,293	$2,869,642
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,467	$9,905
Accrued compensation and benefits	120,354	112,579
Operating lease liabilities	9,126	9,797
Other accrued liabilities	87,659	74,831
Deferred revenue	334,381	357,108
Total current liabilities	561,987	564,220
Deferred tax liability	262	285
Operating lease liabilities	27,374	30,918
Deferred revenue	25,404	20,296
Convertible senior notes, net	—	1,143,273
Other liabilities	33,042	41,661
Total liabilities	648,069	1,800,653
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of January 31, 2025 and 2024; 80,558,847 shares issued and 80,467,811 shares outstanding as of January 31, 2025 and 72,840,692 shares issued and 72,741,321 shares outstanding as of January 31, 2024	78	73
Additional paid-in capital	4,625,093	2,777,322
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of January 31, 2025 and 2024	(1,319)	(1,319)
Accumulated other comprehensive income (loss)	(924)	4,545
Accumulated deficit	(1,840,704)	(1,711,632)
Total stockholders’ equity	2,782,224	1,068,989
Total liabilities and stockholders’ equity	$3,430,293	$2,869,642

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2025	2024	2025	2024
Revenue:
Subscription	$530,958	$444,939	$1,943,864	$1,627,326
Services	17,440	13,063	62,579	55,685
Total revenue	548,398	458,002	2,006,443	1,683,011
Cost of revenue:
Subscription(1)	122,676	94,284	441,404	345,233
Services(1)	26,339	20,357	93,892	79,252
Total cost of revenue	149,015	114,641	535,296	424,485
Gross profit	399,383	343,361	1,471,147	1,258,526
Operating expenses:
Sales and marketing(1)	212,211	211,116	871,148	782,760
Research and development(1)	150,400	145,553	596,837	515,940
General and administrative(1)	55,334	57,658	219,226	193,558
Total operating expenses	417,945	414,327	1,687,211	1,492,258
Loss from operations	(18,562)	(70,966)	(216,064)	(233,732)
Other income, net	22,716	18,880	84,465	70,216
Loss before provision for (benefit from) income taxes	4,154	(52,086)	(131,599)	(163,516)
Provision for (benefit from) income taxes	(11,672)	3,374	(2,527)	13,084
Net income (loss)	$15,826	$(55,460)	$(129,072)	$(176,600)
Net income (loss) per share:
Basic	$0.20	$(0.77)	$(1.73)	$(2.48)
Diluted	$0.19	$(0.77)	$(1.73)	$(2.48)
Weighted-average shares used to compute net income (loss) per share:
Basic	77,631,824	72,349,350	74,555,001	71,248,982
Diluted	84,594,079	72,349,350	74,555,001	71,248,982
(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended January 31,		Years Ended January 31,
	2025	2024	2025	2024
Cost of revenue—subscription	$7,982	$6,070	$29,548	$23,677
Cost of revenue—services	3,766	3,243	13,917	12,733
Sales and marketing	40,124	41,340	161,317	159,907
Research and development	58,156	55,689	226,367	198,927
General and administrative	15,014	17,469	62,791	61,663
Total stock‑based compensation expense	$125,042	$123,811	$493,940	$456,907

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net income (loss)	$15,826	$(55,460)	$(129,072)	$(176,600)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,171	5,682	11,751	18,939
Stock-based compensation	125,042	123,811	493,940	456,907
Amortization of debt discount and issuance costs	—	850	2,419	3,393
Amortization of finance right-of-use assets	993	994	3,974	3,975
Amortization of operating right-of-use assets	2,948	2,430	11,248	9,211
Deferred income taxes	(15,995)	(1,002)	(16,794)	(1,574)
Amortization of premium and accretion of discount on short-term investments, net	(5,942)	(8,151)	(25,059)	(44,556)
Realized and unrealized loss (gain) on financial instruments, net	253	250	(937)	(1,044)
Unrealized foreign exchange loss (gain)	(2,956)	2,124	(964)	1,802
Change in operating assets and liabilities:
Accounts receivable, net	(57,978)	(53,400)	(69,236)	(41,639)
Prepaid expenses and other current assets	(24,231)	(12,908)	(24,813)	(12,208)
Deferred commissions	(30,333)	(24,670)	(69,127)	(41,830)
Other long-term assets	(12,973)	4	(30,677)	(211)
Accounts payable	(1,028)	601	541	1,679
Accrued liabilities	2,760	19,188	25,254	39,502
Operating lease liabilities	(2,931)	(2,889)	(12,076)	(9,878)
Deferred revenue	54,990	56,313	(16,362)	(82,411)
Other liabilities, non-current	(78)	860	(3,819)	(1,980)
Net cash provided by operating activities	50,538	54,627	150,191	121,477
Cash flows from investing activities
Purchases of property, equipment and other assets	(25,979)	(2,738)	(29,550)	(6,074)
Investments in non-marketable securities	(5,500)	—	(11,250)	(2,056)
Business combinations, net of cash acquired	—	—	—	(15,000)
Proceeds from the sales of marketable securities	44,984	—	44,984	—
Proceeds from maturities of marketable securities	182,600	255,000	752,600	1,445,000
Purchases of marketable securities	(442,421)	—	(1,414,224)	(1,233,851)
Net cash provided by (used in) investing activities	(246,316)	252,262	(657,440)	188,019
Cash flows from financing activities
Proceeds from settlement of capped calls and other	(366)	—	170,223	—
Proceeds from exercise of stock options, including early exercised stock options	(16,672)	1,998	1,968	6,810
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	34,427	17,133	36,048	36,914
Principal payments of finance leases	(1,645)	(1,400)	(6,179)	(5,483)
Net cash provided by financing activities	15,744	17,731	202,060	38,241
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,876)	665	(5,701)	(433)
Net increase (decrease) in cash, cash equivalents and restricted cash	(182,910)	325,285	(310,890)	347,304
Cash, cash equivalents and restricted cash, beginning of period	675,663	478,358	803,643	456,339
Cash, cash equivalents and restricted cash, end of period	$492,753	$803,643	$492,753	$803,643

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Years Ended January 31,
	2025	2024	2025	2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$399,383	$343,361	$1,471,147	$1,258,526
Gross margin (Gross profit/Total revenue) on a GAAP basis	73%	75%	73%	75%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	8,220	6,572	30,365	24,824
Expenses associated with stock-based compensation: Cost of Revenue—Services	4,114	3,694	14,507	14,429
Non-GAAP gross profit	$411,717	$353,627	$1,516,019	$1,297,779
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	75%	77%	76%	77%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$212,211	$211,116	$871,148	$782,760
Less:
Expenses associated with stock-based compensation	41,725	45,713	166,854	176,351
Amortization of intangible assets	—	85	85	2,365
Non-GAAP sales and marketing operating expense	$170,486	$165,318	$704,209	$604,044

Research and development operating expense on a GAAP basis	$150,400	$145,553	$596,837	$515,940
Less:
Expenses associated with stock-based compensation	61,091	60,373	234,257	209,052
Amortization of intangible assets	170	3,085	3,078	8,207
Non-GAAP research and development operating expense	$89,139	$82,095	$359,502	$298,681

General and administrative operating expense on a GAAP basis	$55,334	$57,658	$219,226	$193,558
Less:
Expenses associated with stock-based compensation	15,725	20,603	66,194	68,932
Non-GAAP general and administrative operating expense	$39,609	$37,055	$153,032	$124,626

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(18,562)	$(70,966)	$(216,064)	$(233,732)
GAAP operating margin (Loss from operations/Total revenue)	(3)%	(15)%	(11)%	(14)%
Add back:
Expenses associated with stock-based compensation	130,874	136,955	512,177	493,588
Amortization of intangible assets	170	3,170	3,163	10,572
Non-GAAP income from operations	$112,482	$69,159	$299,276	$270,428
Non-GAAP operating margin (Non-GAAP Income from operations/Total revenue)	21%	15%	15%	16%

	Three Months Ended January 31,		Years Ended January 31,
	2025	2024	2025	2024

Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss) on a GAAP basis	$15,826	$(55,460)	$(129,072)	$(176,600)
Add back:
Expenses associated with stock-based compensation	130,874	136,955	512,177	493,588
Amortization of intangible assets	170	3,170	3,163	10,572
Amortization of debt issuance costs related to convertible senior notes	—	850	2,419	3,393
Less:
Gains (loss) on financial instruments, net	(253)	—	937	1,294
Income tax effects and adjustments *	38,762	14,404	79,572	55,465
Non-GAAP net income	$108,361	$71,111	$308,178	$274,194

Reconciliation of GAAP net income (loss) per share, diluted, to non-GAAP net income per share, fully diluted:
Net income (loss) per share, diluted, on a GAAP basis	$0.19	$(0.77)	$(1.73)	$(2.48)
Add back:
Expenses associated with stock-based compensation	1.55	1.89	6.87	6.93
Amortization of intangible assets	—	0.04	0.04	0.15
Amortization of debt issuance costs related to convertible senior notes	—	0.01	0.03	0.05
Less:
Gains (loss) on financial instruments, net	—	—	0.01	0.02
Income tax effects and adjustments *	0.46	0.20	1.07	0.78
Non-GAAP net income per share, diluted	$1.28	$0.97	$4.13	$3.85
Adjustment for fully diluted earnings per share	—	(0.11)	(0.47)	(0.52)
Non-GAAP net income per share, fully diluted **	$1.28	$0.86	$3.66	$3.33
* Non-GAAP financial information is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
** Fully diluted non-GAAP net income per share is calculated based upon 84.6 million and 84.1 million of fully diluted weighted-average shares of outstanding common stock for the three and twelve months ended January 31, 2025, respectively, and 82.9 million and 82.4 million of fully diluted weighted-average shares of outstanding common stock for the three and twelve months ended January 31, 2024, respectively.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended January 31,		Years Ended January 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$50,538	$54,627	$150,191	$121,477
Capital expenditures	(25,979)	(2,738)	(29,550)	(6,074)
Principal payments of finance leases	(1,645)	(1,400)	(6,179)	(5,483)
Capitalized software	—	—	—	—
Free cash flow	$22,914	$50,489	$114,462	$109,920

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	1/31/2023	4/30/2023	7/31/2023	10/31/2023	1/31/2024	4/30/2024	7/31/2024	10/31/2024	1/31/2025
Total Customers (a)	40,800+	43,100+	45,000+	46,400+	47,800+	49,200+	50,700+	52,600+	54,500+
Direct Sales Customers(b)	6,400+	6,700+	6,800+	6,900+	7,000+	7,100+	7,300+	7,400+	7,500+
MongoDB Atlas Customers	39,300+	41,600+	43,500+	44,900+	46,300+	47,700+	49,200+	51,100+	53,100+
Customers over $100K(c)	1,651	1,761	1,855	1,972	2,052	2,137	2,189	2,314	2,396

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	1/31/2023	4/30/2023	7/31/2023	10/31/2023	1/31/2024	4/30/2024	7/31/2024	10/31/2024	1/31/2025
MongoDB Enterprise Advanced: % of Subscription Revenue	28%	28%	26%	27%	26%	25%	24%	25%	23%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	88%	88%	88%	88%	88%	87%	87%	88%	88%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.